UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 21, 2007

NovaMed, Inc

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26625	36-4116193
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

980 North Michigan Avenue, Suite 1620, Chicago, Illinois		60611
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (312) 664-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

Indenture and Convertible Notes

On June 21, 2007, NovaMed, Inc. (the “Company”) agreed to issue $75 million of 1.00% Convertible Senior Subordinated Notes due June 15, 2012 (the “Notes”) (including $7.5 million of Notes issued pursuant to exercise of an option granted to the underwriter, Deutsche Bank Securities Inc. (“Deutsche Bank Securities”), to purchase additional notes solely to cover over-allotments, which was exercised in full on June 21, 2007).  The Company offered and sold the Notes pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission.  In connection with the offering of the Notes, the Company and Deutsche Bank Securities entered into an Underwriting Agreement, dated June 21, 2007 (“the Underwriting Agreement”).  The Underwriting Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K.

The net proceeds of the offering, after deducting the underwriting discount and the estimated offering fees and expenses payable by the Company, are expected to be approximately $72 million and will be used by the Company to pay the net cost of the convertible note hedge and warrant transactions described below and to repay a portion of the amounts outstanding under the Company’s senior credit facility, which may be thereafter drawn down again to use for working capital or general corporate purposes.

The Notes were issued on June 27, 2007 pursuant to an Indenture, dated as of June 27, 2007, between the Company and LaSalle Bank National Association, as trustee (the “Indenture”), as supplemented by a First Supplemental Indenture, dated as of June 27, 2007 (the “Supplemental Indenture”) between the parties.  The Indenture and the Supplemental Indenture are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and a form of the Note is filed as Exhibit 4.3 to this Current Report on Form 8-K.  The descriptions of the terms of the Indenture, the Supplemental Indenture and the Notes in this Item 1.01 are qualified in their entirety by reference to such exhibits.

The Notes bear interest at a rate of 1.00% per year. Interest on the Notes is payable semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 2007. The Notes mature on June 15, 2012, unless earlier converted or repurchased, and are subject to the terms and conditions set forth in the Indenture.

The Notes are convertible into cash and shares of the Company’s common stock, if any, prior to the close of business on December 15, 2011, under the following circumstances: (1) during any calendar quarter commencing after the date of original issuance of the Notes, if the closing sale price of the Company’s common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter preceding the quarter in which the conversion occurs is more than 120% of the conversion price of the Notes in effect on that last trading day; (2) during the ten consecutive trading-day period following any five consecutive trading-day period in which the trading price for the Notes for each such trading day was less than 97% of the closing sale price of the Company’s common stock on such date multiplied by the then current conversion rate; or (3) if the Company makes specific significant distributions to holders of the Company’s common stock, the Company enters into specified corporate transactions, or the Company’s common stock ceases to be approved for listing on The NASDAQ Global Select Market (“NASDAQ”) and is not listed for trading on another U.S. national securities exchange.  The Notes are convertible after December 15, 2011 irrespective of the satisfaction of any of the foregoing conditions.  The initial conversion rate will be 156.9612 shares of the Company’s stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of $6.371 per share of the Company’s common stock.  The Notes provide for “net share settlement” of any conversions, meaning that, upon any conversion, the Company will pay the noteholder an amount in cash equal to the lesser of the conversion value or the par value of the Notes and will settle any excess of the conversion value above the par value of the Notes in shares of the Company’s common stock (or, at the Company’s election, cash in lieu of some or all of such shares).

Holders of the Notes who convert their Notes in connection with a qualifying fundamental change, as defined in the Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate.  Additionally, following the occurrence of a fundamental change as defined in the Indenture holders may require that the Company repurchase some or all of the Notes for cash at a repurchase price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest, if any.

The Notes are the Company’s general unsecured obligations and rank subordinate to all of the Company’s senior debt and pari passu or senior to any future subordinated indebtedness of the Company.

Convertible Note Hedge and Warrant Transactions

In connection with the sale of the Notes, on June 21, 2007, the Company entered into a privately-negotiated convertible note hedge transaction with respect to the Company’s common stock (the “Purchased Call Option”) with Deutsche Bank AG London (the “Counterparty”).  The Purchased Call Option covers, subject to customary anti-dilution adjustments substantially identical to those in the Indenture, approximately 11.8 million shares of the Company’s common stock at a strike price of $6.371.  The Company paid approximately $24.0 million for the Purchased Call Option.  The Purchased Call Option will expire upon the maturity of the Notes.

Separately and concurrently with entering into the Purchased Call Option transaction, on June 21, 2007, the Company also entered into a warrant transaction with the Counterparty with respect to the Company’s common stock, whereby the Company sold to the Counterparty warrants covering, subject to customary anti-dilution adjustments, approximately 11.8 million shares of the Company’s common stock (the “Sold Warrants”) at a strike price of $8.31 per share.  The Sold Warrants will expire in ratable portions on a series of expiration dates commencing after the maturity of the Notes.  The Company received approximately $14.0 million from the sale of the Sold Warrants.  The Sold Warrants were issued to the Counterparty pursuant to the exemption from registration set forth in Section 4(2) of the Securities Act.

In connection with the Purchased Call Option, on June 21, 2007, the Company and the Counterparty entered into a confirmation letter (the “Call Confirmation”), and in connection with the Sold Warrants, the Company and the Counterparty entered into a second confirmation letter (the “Warrant Confirmation”). The Warrant Confirmation is filed as Exhibit 4.4 to this Current Report on Form 8-K and the Call Confirmation is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the descriptions of the terms of the Call Confirmation and Warrant Confirmation in this Item 1.01 are qualified in their entirety by reference to such exhibits.

The Purchased Call Option is exercisable on the same dates as any date of conversion of the Notes.  The Purchased Call Option provides for net share settlement upon exercise, such that the Counterparty will owe the Company net shares of the Company’s common stock and/or cash in lieu thereof if elected by the Company under the Notes in an amount based on the excess of the then current market price of the Company’s common stock over the strike price of the Purchased Call Option, which corresponds to the initial conversion price of the Notes and is similarly subject to certain customary adjustments.  The Sold Warrants provide for net share settlement upon exercise, such that the Company will owe the Counterparty net shares of its common stock in an amount based on the excess of the then current market price of its common stock over the strike price of the Sold Warrants.

The Purchased Call Option and Sold Warrants are separate transactions, each entered into by the Company with the Counterparty, are not part of the terms of the Notes, and will not affect the holders’ rights under the Notes.  The Purchased Call Option is expected to reduce the potential dilution to the Company’s common stock upon any conversion of the Notes in the event that the market value per share of the Company’s common stock, as measured under the Purchased Call Option, at the time of exercise is greater than the strike price of the Purchased Call Option.  If, however, the volume-weighted average price per share of the Company’s common stock exceeds the strike price of the Sold Warrants when the Sold Warrants are exercised, the Company will be required to issue shares of the Company’s common stock to the Counterparty, and those issuances will have a dilutive effect on the Company’s earnings per share.

Section 2 – Financial Information

Item 2.03                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02                             Unregistered Sales of Equity Securities

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01                             Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Title

2.1	Underwriting Agreement dated June 21, 2007 between NovaMed, Inc. and Deutsche Bank Securities Inc.

4.1	Indenture, dated as of June 27, 2007, between NovaMed, Inc. and LaSalle Bank National Association, Trustee

4.2	First Supplemental Indenture, dated as of June 27, 2007, between NovaMed, Inc. and LaSalle Bank National Association, Trustee

4.3	Form of Note

4.4	Confirmation, dated June 21, 2007, between Deutsche Bank AG London and NovaMed, Inc. (Warrant Confirmation)

10.1	Confirmation, dated June 21, 2007, between Deutsche Bank AG London and NovaMed, Inc. (Call Confirmation)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaMed, Inc.

Dated: June 27, 2007	By:	/s/ Scott T. Macomber
Scott T. Macomber
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Underwriting Agreement dated June 21, 2007 between NovaMed, Inc. and Deutsche Bank Securities Inc.

4.1	Indenture, dated as of June 27, 2007, between NovaMed, Inc. and LaSalle Bank National Association, Trustee

4.2	First Supplemental Indenture, dated as of June 27, 2007, between NovaMed, Inc. and LaSalle Bank National Association, Trustee

4.3	Form of Note

4.4	Confirmation, dated June 21, 2007, between Deutsche Bank AG London and NovaMed, Inc. (Warrant Confirmation)

10.1	Confirmation, dated June 21, 2007, between Deutsche Bank AG London and NovaMed, Inc. (Call Confirmation)